Exhibit 99.1

Contact:

Paul Audet

212-409-3555

invrel@blackrock.com

BlackRock, Inc. Reports 19% Increase in Assets Under Management to $293.5 Billion;

Third Quarter Diluted E.P.S. Rises 20% to $0.61 Per Share Including Impact of FIN 46

NEW YORK, October 15, 2003 - BlackRock, Inc. (NYSE: BLK) today reported consolidated net income of $40.1 million for the third quarter and $114.1 million for the nine months ended September 30, 2003, a 21% increase compared with $33.2 million earned in the third quarter of 2002 and a 15% increase compared with $99.4 million earned for the nine months ended September 30, 2002. Diluted earnings per share for the three and nine month periods ended September 30, 2003 were $0.61 and $1.73, respectively versus $0.51 and $1.52 for the comparable periods in 2002. (see table 1)

“Our results for the third quarter highlight the exceptional stability of BlackRock’s platform,” commented Laurence D. Fink, Chairman and CEO of BlackRock. “During the quarter, we experienced one of the worst bond markets in more than 20 years. Fixed income assets, however, were up $5.4 billion as a result of strong new business and modest net asset value appreciation. Positive flows in liquidity, domestic equities and alternatives, continued momentum in BlackRock Solutions, and the unwavering commitment and effort of our employees give me added confidence that BlackRock is well-positioned to grow through a variety of market conditions.”

Third Quarter Highlights

•	Assets under management were up $7.2 billion during the quarter to $293.5 billion. Net new business totaled $6.5 billion, including $2.3 billion of inflows from global insurance companies, $2.4 billion from other international investors, $1.0 billion in net new closed-end fund assets and $536 million from domestic tax-exempt clients.

•	Fixed income assets were up $5.4 billion to a record high of $201.4 billion at quarter-end. New business totaled $5.1 billion, with particularly strong growth in global fixed income mandates, insurance accounts and closed-end funds. Significantly, pension plan rebalancing activity, which accounted for over $19.0 billion of outflows over the past three years, slowed dramatically during the third quarter and, in fact, reversed during the month of September, when we saw inflows from both rebalancing and new contributions to defined benefit plans.

•	Liquidity assets closed the quarter at $73.0 billion, with $1.6 billion of inflows in security lending accounts overwhelming $185 million of outflows in money market funds and separate accounts. We recently added a senior sales professional to assist in our ongoing efforts to maintain and expand market share in this highly competitive and volatile asset class.

•	Domestic equity assets closed the quarter at $4.8 billion, up $441 million. During the quarter, we added $316 million in separate account assets, primarily in mandates managed by our small cap value and global opportunities teams. Momentum continues to build across these products, as well as our small cap growth and core offerings, and we hope to begin rolling-out our quantitative equity products during 2004.

BlackRock, Inc.

Third Quarter 2003 Earnings Release

•	International equities continued to struggle, ending the quarter down $430 million to $7.7 billion. Performance throughout the year has been weak relative to benchmarks and peers, as the European team’s concentrated, “growth-at-a-reasonable-price” style remains out of favor. Improved performance will be necessary to sustain current assets under management.

•	Alternative investments ended the quarter at $6.7 billion, with the increase largely attributable to the closing of a $350 million CDO in September. During September, we announced the addition of a senior professional to our high yield and bank loan team, which is responsible for managing all of our CDOs. At quarter-end, we had substantial wins to be funded in both fund of funds and real estate debt.

•	BlackRock Solutions continued to expand, with two system implementations in process and three new risk management assignments added during the quarter. In addition, we are engaged in ongoing discussions with a number of prospective clients.

•	Our portfolio management teams have delivered competitive performance in a wide variety of portfolios throughout the year. These results continue to support a robust new business pipeline, which included $9.2 billion of wins to be funded at quarter-end and significant opportunities in development across our fixed income, domestic equity, alternative and BlackRock Solutions products.

BlackRock elected to adopt Financial Accounting Standards Board (“FASB”) Interpretation No. 46 “Consolidation of Variable Interest Entities” (“FIN 46”) notwithstanding the recent decision of the FASB to defer implementation to the fourth quarter of 2003. BlackRock acts as collateral manager for six Collateralized Debt Obligations (“CDOs”), including Magnetite V, CLO, Limited, which closed on September 30, 2003. In applying the provisions of FIN 46, BlackRock’s role as collateral manager, together with receipt of market based fees to provide this service, resulted in a determination that BlackRock consolidate the results of operations, financial position and cash flow for these entities.

Due to significant changes in balance sheet and income statement line items resulting from implementation of FIN 46, BlackRock was required under generally accepted accounting principles to realign its previous financial statement reporting formats. In order to provide some measure of transparency to shareholders, BlackRock’s consolidated operating results will be segmented by “Asset Management” (previous reporting) and “Consolidated Special Purpose Entities.” BlackRock’s Condensed Consolidated Statements of Income will no longer be reported in the “operating income” format as a result of a significant increase in investment income and interest expense associated with the operations of the consolidated CDOs.

Asset Management Segment

Net income for the Asset Management segment for the three and nine month periods ended September 30, 2003 was $40.1 million and $114.0 million, respectively, which represented increases of 21% and 15%, respectively, over the comparable periods in 2002. The Asset Management segment’s contribution to diluted earnings per share for the third quarter was $0.61, a 20% increase from $0.51 earned in the third quarter of 2002 and up 5% from $0.58 earned in the second quarter of 2003 (see table 1A). A third quarter 2003 benefit of approximately $.01 per share associated with a lower full year 2003 effective tax rate estimate to 38.0% was largely offset by an increase in the corporate incentive compensation accrual rate.

BlackRock, Inc.

Third Quarter 2003 Earnings Release

Operating income of $57.6 million for the third quarter and $166.5 million for the nine months ended September 30, 2003 increased $2.1 million and $6.4 million, respectively versus $55.5 and $160.1 million for the comparable periods ended September 30, 2002. Increased investment income on BlackRock’s voluntary and involuntary deferred compensation plans recorded as compensation expense reduced operating income growth for the three and nine months ended September 30, 2003 versus 2002 by $3.0 million and $4.4 million, respectively. Investment performance for these plans has a nominal effect on net income as non-operating income and operating income increases or decreases in equal amounts except for minor timing differences. The $2.8 million or 5% increase in operating income from second quarter 2003 results was reduced by approximately $1.0 million associated with the higher incentive compensation accrual rate. Operating margin for the third quarter and nine months ended September 30, 2003 was 40.5% and 40.3%, respectively versus 43.1% and 39.4% for comparable periods in 2002.

Assets under management (“AUM”) at September 30, 2003 were $293.5 billion, a 19% increase compared to $245.9 billion at September 30, 2002 and a 3% increase from the $286.3 billion reported at June 30, 2003. Strong organic growth was a major contributor to the increase in AUM as net new fundings for the third quarter and twelve months ended September 30, 2003 totaled $6.5 billion and $33.8 billion, respectively. Targeted new business activities, particularly closed-end fund issuance and expansion of our insurance business, have resulted in solid gains for 2003.

Asset management revenue for the third quarter ended September 30, 2003 increased $13.2 million or 10% to $150.3 million compared to $137.1 million for the third quarter of 2002. The increase was driven by solid growth in separate account base fees of $10.5 million or 16% and other income of $2.3 million or 16%. Separate account revenue growth was largely attributable to a $32.6 billion or 22% increase in fixed income separate account AUM. Other income growth reflected new business wins for BlackRock Solutions and in our joint venture, Nomura BlackRock Asset Management. The $0.5 million increase in mutual fund revenue for the third quarter of 2003 compared to the third quarter of 2002 was driven by a $2.5 million or 23% increase in closed-end fund revenue due to $2.7 billion in new fund offerings reduced by $0.6 billion in term trust maturities. The increase in closed-end fund revenue was partially offset by revenue declines in the BlackRock Funds and BlackRock Provident Institutional Funds (“BPIF”) of $0.9 million and $1.1 million, respectively. The $0.9 million decline in BlackRock Funds revenue primarily reflects lower PNC related fees of $3.0 million associated with $2.8 billion in redemptions which more than offset the beneficial impact of $1.6 billion in third party net sales. BPIF revenue declined $1.1 million due to a rebate of Securities and Exchange Commission (“SEC”) registration fees in 2002 which more than offset the beneficial impact of an increase in average AUM of $2.8 billion or 5% in 2003.

	Three months ended			Variance vs.
	September 30,		June 30,	September 30, 2002		June 30, 2003
	2003	2002	2003	Amount	%	Amount	%
Dollar amounts in thousands		(unaudited)
Mutual funds revenue
BlackRock Funds	$17,255	$18,199	$17,056	($944)	(5.2%)	$199	1.2%
Closed End Funds	13,267	10,788	12,301	2,479	23.0	966	7.9
BPIF	21,694	22,802	18,854	(1,108)	(4.9)	2,840	15.1
STIF	266	220	285	46	20.9	(19)	(6.7)

Total mutual funds revenue	52,482	52,009	48,496	473	0.9	3,986	8.2

Separate accounts revenue
Separate account base fees	78,152	67,653	77,957	10,499	15.5	195	0.3
Separate account performance fees	2,403	2,496	1,560	(93)	(3.7)	843	54.0

Total separate accounts revenue	80,555	70,149	79,517	10,406	14.8	1,038	1.3

Total investment advisory and administration fees	133,037	122,158	128,013	10,879	8.9	5,024	3.9

Other income	17,307	14,974	15,893	2,333	15.6	1,414	8.9

Total revenue	$150,344	$137,132	$143,906	$13,212	9.6%	$6,438	4.5%

Revenue growth from second quarter 2003 results largely from the successful offering of new closed-end funds, higher BPIF AUM and increased sales of BlackRock Solutions products.

Asset management revenue for the nine months ended September 30, 2003 of $437.0 million decreased $2.9 million or 1% compared with $439.9 million for the nine months ended September 30, 2002. Increases in separate account base fees of $35.0 million or 18% and other income of $7.1 million or 17% were more than offset by a $32.7 million decrease in separate account performance fees and a $12.3 million decrease in mutual fund revenue. The decline in separate account performance fees was attributable to a decline in performance fees on BlackRock’s fixed income hedge fund, which as previously disclosed, cannot earn additional performance fees until investment performance exceeds the high water mark. The $35.0 million or 18% increase in separate account base fees was the result of strong growth in fixed income separate account assets. The decrease in mutual fund revenue was driven by a decline in BlackRock Funds revenue and BPIF revenue of $16.3 million and $2.9 million, respectively, partially offset by an increase in closed-end fund revenue of $6.7 million. The decline in BlackRock Funds revenue was largely attributable to a decline in PNC related fees of $17.3 million associated with $2.8 billion of net redemptions in PNC AUM since September 30, 2002 which more than offset the beneficial impact of $1.6 billion in net sales to third party clients. Other income increased largely due to strong sales of BlackRock Solutions products and services and growth in our joint venture, Nomura BlackRock Asset Management.

BlackRock, Inc.

Third Quarter 2003 Earnings Release

	Nine months ended September 30,		Variance
	2003	2002	Amount	%
Dollar amounts in thousands	(unaudited)
Mutual funds revenue
BlackRock Funds	$50,497	$66,786	($16,289)	(24.4%)
Closed End Funds	36,881	30,149	6,732	22.3
BPIF	61,547	64,439	(2,892)	(4.5)
STIF	793	630	163	25.9

Total mutual funds revenue	149,718	162,004	(12,286)	(7.6)

Separate accounts revenue
Separate account base fees	230,622	195,603	35,019	17.9
Separate account performance fees	7,075	39,817	(32,742)	(82.2)

Total separate accounts revenue	237,697	235,420	2,277	1.0

Total investment advisory and administration fees	387,415	397,424	(10,009)	(2.5)

Other income	49,586	42,516	7,070	16.6

Total revenue	$437,001	$439,940	($2,939)	(0.7%)

Total asset management expense for the third quarter of 2003 increased $11.1 million or 14% to $92.7 million compared with $81.6 million for the third quarter of 2002. The increase was attributable to increases in compensation and benefits and general and administration expenses of $8.8 million and $2.6 million, respectively, partially offset by a decrease in fund administration and servicing costs of $0.4 million. The increase in compensation and benefits reflects higher incentive compensation expense of $4.4 million based on the growth in pre-bonus operating income and a higher accrual rate, increased salaries and benefits of $1.4 million due to business growth, and higher investment income of $3.0 million associated with BlackRock’s voluntary and involuntary deferred compensation plans. The decrease in fund administration servicing costs reflects a $1.2 million decline in affiliated costs associated with reductions in PNC related assets in the BlackRock Funds due to redemptions and the market decline in equity assets partially offset by an increase of $0.8 million in servicing provided by third parties on newly issued closed-end funds.

BlackRock, Inc.

Third Quarter 2003 Earnings Release

The rise in general and administration expense was due to increases of $1.0 million in marketing and promotional expense associated with new closed-end fund launches and overall business growth, $0.7 million in occupancy expense, $0.5 million due to increased insurance premiums, $0.5 million in higher professional fees related to implementing FIN 46 and complying with information requests associated with BlackRock’s mutual fund operations and $0.4 million in portfolio and data services

	Three months ended			Variance vs.
	September 30,		June 30,	September 30, 2002		June 30, 2003
	2003	2002	2003	Amount	%	Amount	%
Dollar amounts in thousands		(unaudited)
General and administration expense:
Marketing and promotional	$7,303	$6,309	$6,797	$994	15.8%	$506	7.4%
Occupancy expense	5,598	4,903	5,400	695	14.2	198	3.7
Technology	4,271	4,262	4,388	9	0.2	(117)	(2.7)
Other general and administration	8,497	7,561	8,891	936	12.4	(394)	(4.4)

Total general and administration expense	$25,669	$23,035	$25,476	$2,634	11.4%	$193	0.8%

Total asset management expense for the nine months ended September 30, 2003 decreased $9.3 million or 3% to $270.5 million compared with $279.8 million for the nine months ended September 30, 2002. The decrease was due to lower compensation and benefits and fund administration and servicing costs of $8.2 million and $10.4 million, respectively, partially offset by an increase in general and administration expense of $9.2 million. The decrease in compensation and benefits was attributable to an $18.9 million decrease in incentive compensation expense primarily related to the decline in performance fees on BlackRock’s fixed income hedge fund, which offset a $6.3 million increase in salaries and benefits associated with business growth and a $4.4 million increase due to higher investment returns on Rabbi Trust assets associated with BlackRock’s voluntary and involuntary deferred compensation plans. The decrease in fund administration and servicing costs was due to a $2.8 billion decline in PNC related assets in the BlackRock Funds, the impact of which more than offset an increase in third party closed-end fund servicing costs of $2.2 million.

BlackRock, Inc

Third Quarter 2003 Earnings Release

General and administration expense increased primarily due to increases of $2.4 million in marketing and promotional expense associated with new closed-end fund issuances and existing products, $2.0 million in occupancy costs related to the completion of BlackRock’s new headquarters facility in 2002, $1.8 million associated with foreign currency translation adjustments, $1.5 million due to higher insurance premiums and increased professional service costs attributable to FIN 46 implementation and compliance with information requests in our mutual fund business and $1.4 million in portfolio and data services. General and administration expense rose 11% exclusive of foreign currency translation effects which slightly increased expense by $0.1 million for the first nine months of 2003 while reducing expense by $1.7 million for the comparable period in 2002.

	Nine months ended September 30,		Variance
	2003	2002	Amount	%
Dollar amounts in thousands	(unaudited)

General and administration expense:
Marketing and promotional	$20,768	$18,328	$2,440	13.3%
Occupancy expense	16,611	14,645	1,966	13.4
Technology	12,760	12,796	(36)	(0.3)
Other general and administration	26,105	21,244	4,861	22.9

Total general and administration expense	$76,244	$67,013	$9,231	13.8%

Asset management non-operating income for the quarter ended September 30, 2003 increased $5.7 million to $5.9 million compared with $0.2 million for the quarter ended September 30, 2002. The increase was due to higher interest and dividend income of $2.4 million attributable to increased investments of corporate funds, increased investment income associated with BlackRock’s voluntary and involuntary deferred compensation plans of $2.8 million, increased gains realized on the sale of investments of $0.1 million, and $0.4 million of gains on seed equity trading investments for the new quantitative equity products.

Asset management non-operating income for the nine months ended September 30, 2003 increased $10.5 million to $17.4 million compared with $6.9 million for 2002. The increase primarily reflects higher interest and dividend income of $4.1 million due to increased investments of corporate funds, increased investment income associated with BlackRock’s deferred compensation plans of $4.5 million and $1.3 million of gains on seed equity trading investments for the new quantitative equity products.

The adjustment in BlackRock’s effective tax rate to 38.0% from the previous 38.5% was due to a change in estimated full year taxable income reportable on PNC’s combined tax return.

BlackRock, Inc

Third Quarter 2003 Earnings Release

FIN 46 Implementation

In January 2003, the FASB issued FIN 46 “Consolidation of Variable Interest Entities.” This interpretation, with implementation required for financial reporting periods beginning after June 15, 2003, established new consolidation accounting requirements for off-balance sheet activities conducted through Special Purpose Entities (“SPE”). The standard requires that all SPE’s be designated as either voting interest or variable interest entities (“VIE”) with variable interest entities subject to consolidation if the consolidating entity is either subject to a majority of the risk (greater than 50%) or receives a majority of the rewards of the VIE (the “primary beneficiary”).

While BlackRock is not subject to a majority of the risks of the VIE’s, BlackRock was determined to receive a majority of the rewards exclusively due to the inclusion in the computational methodology for determining primary beneficiary market based fees paid to BlackRock for providing collateral manager services. These fees, which amounted to $3.4 million for the three months ended September 30, 2003, represent a minimal economic interest in the operation of these entities which on a combined basis have total assets of approximately $2.6 billion and which generated net income for the third quarter of approximately $32.0 million.

The CDOs for which BlackRock acts as collateral manager are pooled investment vehicles with a finite life (generally 8 to 12 years) in which equity and debt investors earn a return based on the performance of the underlying assets. BlackRock has no right to the use of fund assets and fund liabilities can only be extinguished from the cash flows on these assets (i.e., non recourse to BlackRock). As a result, BlackRock’s maximum loss exposure to the activities of these VIE’s is limited to its investments in the CDOs which approximated $14.3 million at September 30, 2003 and which represents approximately 5% of the combined equity of these entities.

Minority interest related adjustments will substantially eliminate all of the operating results for these entities except in an instance where fund losses have extinguished subsidiary equity. Under current rules governing consolidation accounting, BlackRock’s consolidated income statement would reflect 100% of such fund losses despite the fact that BlackRock’s loss exposure is limited to its investment. When the fund matures, equity and debt holders would absorb these losses and BlackRock would record a gain equal to all previous losses recognized. The FASB has recently proposed guidance which would limit loss recognition to BlackRock’s investment in the fund. In consolidation, BlackRock has classified limited life equity and mandatorily redeemable preferred stock issued by the CDOs as “borrowings” in accordance with Statement of Financial Accounting Standard (“SFAS”) 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” which BlackRock adopted effective July 1, 2003.

The adoption of FIN 46 also resulted in BlackRock recording a cumulative effect of accounting change gain as of July 1, 2003 of approximately $139,000, which reflects the difference between the fair value of the assets and liabilities of these entities versus BlackRock’s carrying value.

Finally, BlackRock expects to incur out-of-pocket costs in excess of $1 million to comply with FIN 46 for fiscal 2003. Annual costs for future periods, which will include an increase in staff resources, are expected to be substantially higher.

BlackRock, Inc

Third Quarter 2003 Earnings Release

Consolidated SPE Segment and Consolidated Results

BlackRock’s consolidated SPE segment’s net income was $45,000 for the three months ended September 30, 2003 including a cumulative effect of accounting change gain of $139,000. Total revenue for the three months ended September 30, 2003 was $57.4 million which included $60.8 million of investment income on $2.3 billion of trading investments for the CDOs and an elimination of $3.4 million associated with management fees paid to BlackRock as collateral manager to the funds. Total expense for the three months ended September 30, 2003 amounted to $57.5 million which included $24.0 million of interest expense on $2.4 billion of CDO fund borrowings, $31.0 million of accretion on equity issued by limited life subsidiaries and general and administrative expense of $2.5 million. Income before taxes, minority interest and cumulative effect of accounting change for the three months ended September 30, 2003 resulted in a $94,000 loss.

BlackRock consolidated revenue for the third quarter and nine months ended September 30, 2003 was $213.8 million and $512.3 million, respectively, versus $137.5 million and $447.4 million for the comparable periods in 2002. Total expense for the third quarter and nine months ended September 30, 2003 was $150.3 million and $328.4 million, respectively, versus $81.8 million and $280.3 million for the comparable periods in 2002. The significant increase largely reflects CDO investment income and interest expense as well as accretion of equity issued by limited life subsidiaries which have been consolidated for only the three month period ended September 30, 2003 in accordance with FIN 46. While the adoption of FIN 46 had a minimal impact on net income; BlackRock’s net income margin for the 2003 third quarter of 18.8% represented a substantial decline from the prior year performance of 24.1% due to the significant increase in total revenue.

BlackRock’s condensed consolidated statement of condition exhibited substantial increases due to implementation of FIN 46 with total assets, investments and borrowings increasing by $2.6 billion, $2.3 billion and $2.4 billion, respectively compared to June 30, 2003 reported totals of $0.9 billion, $0.3 billion and $0.

During the third quarter BlackRock completed a one million share repurchase program which was approved by the Board of Directors in 2002. On August 7, 2003 BlackRock received Board of Directors authorization to repurchase up to an additional one million shares. To date BlackRock has repurchased 303,000 shares under the new program. In addition, the Board of Directors declared its first-ever quarterly cash dividend of $0.20 per share of common stock, which was paid September 29, 2003 to shareholders of record at the close of business on September 8, 2003.

Outlook

Based on current conditions, management expects full year 2003 and fourth quarter diluted earnings per share to be in a range of $2.34 – $2.36 and $0.61 – $0.63, respectively. Assuming no significant changes in economic conditions, interest rates or new business activity and resumption of performance fee opportunities for BlackRock’s fixed income hedge fund, management expects full year 2004 diluted earnings per share to be in a range of $2.65 – $2.85.

BlackRock, Inc

Third Quarter 2003 Earnings Release

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with $293.5 billion of assets under management as of September 30, 2003. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management and investment system services to a growing number of institutional investors under the BlackRock Solutions name. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, San Francisco, Tokyo and Wilmington. BlackRock is majority-owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees.

Forward Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s outlook for full year and third quarter 2003 earnings, fixed income hedge fund investment performance, the impact of FIN 46 on BlackRock’s financial statements, potential new business opportunities, liquidity asset levels and other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s SEC reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; and (12) the ability to attract and retain highly talented professionals.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2002 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

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BlackRock, Inc.

Financial Supplement (Unaudited)

Third Quarter 2003

Table
Consolidated Financial Highlights	1

Asset Management Segment Financial Highlights	1a

Consolidated SPE Segment Financial Highlights	1b

Consolidated Financial Statements
Condensed Consolidated Statements of Income	2
Condensed Consolidated Statements of Financial Condition	3
Consolidated Statements of Cash Flows	4

Consolidating Financial Statements
Condensed Consolidating Statement of Income – Third Quarter 2003	5
Condensed Consolidating Statement of Income – Year-to-Date	6
Condensed Consolidating Statement of Financial Condition	7
Consolidating Statement of Cash Flows	8

Assets Under Management and Component Changes in Assets Under Management	9

Assets Under Management Quarterly Trend	10

TABLE 1

BlackRock, Inc.

Consolidated Financial Highlights

(Dollar amounts in thousands, except share data)

(unaudited)

	Consolidated Three months ended			Consolidated Variance vs.
	September 30,		June 30,	September 30, 2002		June 30, 2003
	2003	2002	2003	Amount	%	Amount	%
Total revenue	$213,831	$137,540	$152,139	$76,291	55%	$61,692	41%
Total expense	$150,347	$81,800	$89,255	$68,547	84%	$61,092	68%
Net income	$40,098	$33,165	$38,674	$6,933	21%	$1,424	4%
Diluted earnings per share	$0.61	$0.51	$0.58	$0.10	20%	$0.03	5%
Average diluted shares outstanding	65,692,272	65,338,340	66,164,326	353,932	1%	(472,054)	-1%
Net income margin	18.8%	24.1%	25.4%
Assets under management ($ in millions)	$293,501	$245,863	$286,309	$47,638	19%	$7,192	3%

	Consolidated Nine months ended September 30,		Consolidated Variance
	2003	2002	Amount	%
Total revenue	$512,250	$447,383	$64,867	14%
Total expense	$328,441	$280,323	$48,118	17%
Net income	$114,092	$99,401	$14,691	15%
Diluted earnings per share	$1.73	$1.52	$0.21	14%
Average diluted shares outstanding	65,918,485	65,303,080	615,405	1%
Net income margin	22.3%	22.2%
Assets under management ($ in millions)	$293,501	$245,863	$47,638	19%

	September 30,	December 31,
	2003	2002
Investments	$2,550,443	$208,743
Intangible assets	$192,298	$182,827
Other assets	$741,354	$472,618
Total assets	$3,484,095	$864,188

Borrowings	$2,409,443	$0
Other liabilities	$377,470	$229,534
Minority interest	$922	$0
Stockholders’ equity	$696,260	$634,654

NM—Not meaningful

TABLE 1a

BlackRock, Inc.

Asset Management Segment Financial Highlights

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	September 30,		June 30,	September 30, 2002		June 30, 2003
	2003	2002	2003	Amount	%	Amount	%
Asset Management
Total operating revenue	$150,344	$137,132	$143,906	$13,212	10%	$6,438	4%
Total operating expense	$92,700	$81,636	$89,104	$11,064	14%	$3,596	4%
Operating income	$57,644	$55,496	$54,802	$2,148	4%	$2,842	5%
Investment income	$6,086	$408	$8,233	$5,678	NM	$(2,147)	-26%
Interest expense	$152	$164	$151	$(12)	-7%	$1	1%
Non-operating income	$5,934	$244	$8,082	$5,690	NM	($2,148)	-27%
Net income	$40,053	$33,165	$38,674	$6,888	21%	$1,379	4%
Contribution by segment to consolidated diluted earnings per share	$0.61	$0.51	$0.58	$0.10	20%	$0.03	5%
Operating margin (b)	40.5%	43.1%	40.2%
Assets under management ($ in millions)	$293,501	$245,863	$286,309	$47,638	19%	$7,192	3%

	Nine months ended
	September 30,		Variance
	2003	2002	Amount	%
Asset Management
Total operating revenue	$437,001	$439,940	$(2,939)	-1%
Total operating expense	$270,487	$279,804	$(9,317)	-3%
Operating income	$166,514	$160,136	$6,378	4%
Investment income	$17,848	$7,443	$10,405	140%
Interest expense	$467	$519	$(52)	-10%
Non-operating income	$17,381	$6,924	$10,457	151%
Net income	$114,047	$99,401	$14,646	15%
Contribution by segment to consolidated diluted earnings per share	$1.73	$1.52	$0.21	14%
Operating margin (b)	40.3%	39.4%
Assets under management ($ in millions)	$293,501	$245,863	$47,638	19%

(a)	These amounts represent each segment’s contribution to the total consolidated Company’s earnings per share. The amounts are determined by dividing segment net income by total weighted average shares outstanding for the consolidated Company. The earnings per share of each segment does not represent a direct legal interest in the assets and liabilities allocated to either segment but rather represents a direct equity interest in the assets and liabilities as a whole.
(b)	Operating income divided by total revenue less fund administration and servicing costs. Computations for all periods presented are derived from the segment’s consolidated financial statements, as follows:

	Three months ended			Nine months ended September 30,
	September 30,		June 30,
	2003	2002	2003	2003	2002
Operating income, as reported	$57,644	$55,496	$54,802	$166,514	$160,136

Revenue, as reported	150,344	137,132	143,906	437,001	439,940
Less: fund administration and servicing costs	(7,844)	(8,244)	(7,578)	(23,380)	(33,816)

Revenue used for asset management operating margin measurement	142,500	128,888	136,328	413,621	406,124

Adjusted operating margin	38.3%	40.5%	38.1%	38.1%	36.4%

Operating margin, as reported	40.5%	43.1%	40.2%	40.3%	39.4%

We believe that operating margin, as reported, is an effective indicator of management’s ability to effectively employ the segment’s resources. Fund administration and servicing costs have been excluded from operating margin because these costs are a fixed, asset-based expense which can fluctuate based on the discretion of a third party.

NM—Not meaningful

TABLE 1b

BlackRock, Inc.

Consolidated SPE Segment Financial Highlights*

(Dollar amounts in thousands)

(unaudited)

Three months ended
September 30,
2003
Total revenue	$57,401
Total expense	$57,495
Net income	$45
Net income margin	0.1%

September 30,
2003
Investments	$2,295,715
Other assets	$268,686
Total assets	$2,564,401

Borrowings	$2,409,443
Other liabilities	$156,060
Minority interest	$0
Stockholders’ deficit	($1,102)

*	The consolidated SPE segment information above represents the Combined SPEs and Other columns of the Condensed Consolidating Statement of Income and the Condensed Consolidating Statement of Financial Condition included as Tables 5 and 7, respectively.

Table 2

BlackRock, Inc.

Condensed Consolidated Statements of Income

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Nine months ended
	September 30, 2003	September 30, 2002	% Change	September 30, 2003	September 30, 2002	% Change
Revenue
Investment advisory and administration fees
Mutual funds	$52,482	$52,009	0.9%	$149,718	$162,004	(7.6)%
Separate accounts	77,119	70,149	9.9	234,261	235,420	(0.5)

Total investment advisory and administration fees	129,601	122,158	6.1	383,979	397,424	(3.4)
Investment income (loss)	66,923	408	NM	78,685	7,443	NM
Other income	17,307	14,974	15.6	49,586	42,516	16.6

Total revenue	213,831	137,540	55.5	512,250	447,383	14.5

Expense
Employee compensation and benefits	58,956	50,156	17.5	170,161	178,372	(4.6)
Interest expense	24,165	164	NM	24,480	519	NM
Accretion of equity issued by limited-life subsidiaries	30,984	—	NM	30,984	—	NM
Fund administration and servicing costs
Affilates	6,621	7,831	(15.5)	20,250	32,925	(38.5)
Other	1,223	413	196.1	3,130	891	251.3
General and administration	28,167	23,035	22.3	78,742	67,013	17.5
Amortization of intangible assets	231	201	14.9	694	603	15.1

Total expense	150,347	81,800	83.8	328,441	280,323	17.2

Income before income taxes, minority interest and cumulative effect of accounting change	63,484	55,740	13.9	183,809	167,060	10.0
Income taxes	23,579	22,575	4.4	69,900	67,659	3.3

Income before minority interest and cumulative effect of accounting change	39,905	33,165	20.3	113,909	99,401	14.6
Minority interest	(54)	—	NM	(44)	—	NM

Income before cumulative effect of accounting change	39,959	33,165	20.5	113,953	99,401	14.6
Cumulative effect of accounting change	139	—	NM	139	—	NM

Net income	$40,098	$33,165	20.9	$114,092	$99,401	14.8

Weighted-average shares outstanding
Basic	64,497,117	64,798,908	(0.5)%	64,858,615	64,725,309	0.2%
Diluted	65,692,272	65,338,340	0.5%	65,918,485	65,303,080	0.9%
Earnings per share
Basic:						—
Income before cumulative effect of accounting change	$0.62	$0.51	21.6%	$1.76	$1.54	14.3%
Cumulative effect of accounting change	—	—	—	—	—	—

Net income	$0.62	$0.51	21.6%	$1.76	$1.54	14.3%

Diluted
Income before cumulative effect of accounting change	$0.61	$0.51	19.6%	$1.73	$1.52	13.8%
Cumulative effect of accounting change	—	—	—	—	—	—

Net income	$0.61	$0.51	19.6%	$1.73	$1.52	13.8%

NM—Not meaningful

TABLE 3

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	September 30, 2003	December 31, 2002
Assets
Cash and cash equivalents	$241,567	$255,234
Restricted cash	148,383	—
Receivables
Asset management services	128,280	114,070
Receivable for securities sold	57,104	—
Investment income receivable	40,555	—
Investments
Trading	2,347,205	15,897
Available-for-sale	203,238	192,846
Property and equipment, net	88,455	93,923
Intangible assets, net	192,298	182,827
Other assets	37,010	9,391

Total assets	$3,484,095	$864,188

Liabilities
Borrowings
Secured notes	$1,651,137	$0
Lines of credit	384,500	—
Mandatorily redeemable preferred stock of subsidiaries	105,547	—
Equity issued by limited-life subsidiaries	268,259	—
Accrued compensation	148,278	173,047
Unrealized depreciation on derivative contracts	76,305	—
Accounts payable and accrued liabilities
Asset management
Affilate	37,891	23,977
Other	15,615	13,986
Payable for securities purchased	54,354	—
Interest payable	14,372	—
Other liabilities	30,655	18,524

Total liabilities	2,786,913	229,534
Minority interest	922	—
Stockholders’ equity	696,260	634,654

Total liabilities, minority interest and stockholders’ equity	$3,484,095	$864,188

TABLE 4

BlackRock, Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities
Net income	$114,092	$99,401
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Cumulative effect of accounting change	(139)	—
Minority interest	(97)	—
Depreciation and amortization	15,886	15,951
Accretion of discount on borrowings	7,230	—
Accretion of equity issued by limited-life subsidiaries	21,894	—
Appreciation on derivative contracts	(2,519)	—
Stock-based compensation	5,051	4,104
Deferred income taxes	1,811	12,039
Tax benefit from stock-based compensation	5,146	6,668
Net gain on investments, available-for-sale	(2,150)	(973)
Changes in operating assets and liabilities:
Increase in restricted cash	(92,351)	—
Increase in receivables	(41,329)	(27,224)
Increase in investments, trading	(180,080)	(15,756)
(Increase) decrease in other assets	(21,124)	1,060
(Decrease) increase in accrued compensation	(19,374)	378
Increase in accounts payable and accrued liabilities	6,657	148
Increase in other liabilities	13,929	313

Cash provided by (used in) operating activities	(167,467)	96,109

Cash flows from investing activities
Purchase of property and equipment	(9,653)	(38,365)
Purchase of investments, available-for-sale, net	(18,753)	(25,816)
Acquisition of businesses, net of cash acquired	(8,918)	—

Cash used in investing activities	(37,324)	(64,181)

Cash flows from financing activities
Proceeds from issuance of secured notes	319,851	—
Principal payments of secured notes	(2,110)	—
Advances from lines of credit	50,944	—
Repayment of advances from lines of credit	(134,161)	—
Proceeds from issuance of mandatorily redeemable preferred stock of subsidiaries	29,216	—
Principal payments of mandatorily redeemable preferred stock of subsidiaries	(3,284)	—
Issuance of class A common stock	623	2,212
Dividends paid	(12,834)	—
Purchase of treasury stock	(62,773)	(9,826)
Reissuance of treasury stock	4,421	1,691

Cash provided by (used in) financing activities	189,893	(5,923)

Effect of exchange rate changes on cash and cash equivalents	1,231	1,219
Net (decrease) increase in cash and cash equivalents	(13,667)	27,224
Cash and cash equivalents, beginning of period	255,234	186,451

Cash and cash equivalents, end of period	$241,567	$213,675

TABLE 5

BlackRock, Inc.

Condensed Consolidating Statement of Income

Three months ended September 30, 2003

(Dollar amounts in thousands, except share data)

(unaudited)

	Asset Management	Combined SPEs	Other	Consolidated
Revenue
Investment advisory and administration fees
Mutual funds	$52,482	$0	$0	$52,482
Separate accounts	80,555	—	(3,436)	77,119

Total investment advisory and administration fees	133,037	—	(3,436)	129,601
Investment income (loss)	6,086	61,920	(1,083)	66,923
Other income	17,307	—	—	17,307

Total revenue	156,430	61,920	(4,519)	213,831

Expense
Employee compensation and benefits	58,956	—	—	58,956
Interest expense	152	24,013	—	24,165
Accretion of equity issued by limited-life subsidiaries	—	—	30,984	30,984
Fund administration and servicing costs
Affilates	6,621	—	—	6,621
Other	1,223	—	—	1,223
General and administration	25,669	5,934	(3,436)	28,167
Amortization of intangible assets	231	—	—	231

Total expense	92,852	29,947	27,548	150,347

Income (loss) before income taxes, minority interest and cumulative effect of accounting change	63,578	31,973	(32,067)	63,484
Income taxes	23,579	—	—	23,579

Income (loss) before minority interest and cumulative effect of accounting change	39,999	31,973	(32,067)	39,905
Minority interest	(54)	—	—	(54)

Income (loss) before cumulative effect of accounting change	40,053	31,973	(32,067)	39,959
Cumulative effect of accounting change	—	—	139	139

Net income (loss)	$40,053	$31,973	($31,928)	$40,098

Weighted-average shares outstanding
Basic				64,497,117
Diluted				65,692,272
Contribution by segment to consolidated basic and diluted earnings per share (a)
Basic:
Income (loss) before cumulative effect of accounting change	$0.62	$0.50	($0.50)	$0.62
Cumulative effect of accounting change	—	—	—	—

Net income (loss)	$0.62	$0.50	($0.50)	$0.62

Diluted:
Income (loss) before cumulative effect of accounting change	$0.61	$0.50	($0.50)	$0.61
Cumulative effect of accounting change	—	—	—	—

Net income (loss)	$0.61	$0.50	($0.50)	$0.61

(a)	These amounts represent each segment’s contribution to the total consolidated Company’s earnings per share. The amounts are determined by dividing segment net income by total weighted average shares outstanding for the consolidated Company. The earnings per share of each segment does not represent a direct legal interest in the assets and liabilities allocated to either segment but rather represents a direct equity interest in the assets and liabilities as a whole.

TABLE 6

BlackRock, Inc.

Condensed Consolidating Statement of Income

Nine months ended September 30, 2003

(Dollar amounts in thousands, except share data)

(unaudited)

	Asset Management	Combined SPEs	Other	Consolidated
Revenue
Investment advisory and administration fees
Mutual funds	$149,718	$0	$0	$149,718
Separate accounts	237,697	—	(3,436)	234,261

Total investment advisory and administration fees	387,415	—	(3,436)	383,979
Investment income (loss)	17,848	61,920	(1,083)	78,685
Other income	49,586	—	—	49,586

Total revenue	454,849	61,920	(4,519)	512,250

Expense
Employee compensation and benefits	170,161	—	—	170,161
Interest expense	467	24,013	—	24,480
Accretion of equity issued by limited-life subsidiaries	—	—	30,984	30,984
Fund administration and servicing costs
Affilates	20,250	—	—	20,250
Other	3,130	—	—	3,130
General and administration	76,244	5,934	(3,436)	78,742
Amortization of intangible assets	694	—	—	694

Total expense	270,946	29,947	27,548	328,441

Income (loss) before income taxes, minority interest and cumulative effect of accounting change	183,903	31,973	(32,067)	183,809
Income taxes	69,900	—	—	69,900

Income (loss) before minority interest and cumulative effect of accounting change	114,003	31,973	(32,067)	113,909
Minority interest	(44)	—	—	(44)

Income (loss) before cumulative effect of accounting change	114,047	31,973	(32,067)	113,953
Cumulative effect of accounting change	—	—	139	139

Net income (loss)	$114,047	$31,973	($31,928)	$114,092

Weighted-average shares outstanding
Basic				64,858,615
Diluted				65,918,485
Contribution by segment to consolidated basic and diluted earnings per share (a)
Basic:
Income (loss) before cumulative effect of accounting change	$1.76	$0.49	($0.49)	$1.76
Cumulative effect of accounting change	—	—	—	—

Net income (loss)	$1.76	$0.49	($0.49)	$1.76

Diluted:
Income (loss) before cumulative effect of accounting change	$1.73	$0.49	($0.48)	$1.73
Cumulative effect of accounting change	—	—	—	—

Net income (loss)	$1.73	$0.49	($0.48)	$1.73

(a)	These amounts represent each segment’s contribution to the total consolidated Company’s earnings per share. The amounts are determined by dividing segment net income by total weighted average shares outstanding for the consolidated Company. The earnings per share of each segment does not represent a direct legal interest in the assets and liabilities allocated to either segment but rather represents a direct equity interest in the assets and liabilities as a whole.

TABLE 7

BlackRock, Inc.

Condensed Consolidating Statement of Financial Condition

September 30, 2003

(Dollar amounts in thousands)

(unaudited)

	Asset Management	Combined SPEs	Other	Consolidated
Assets
Cash and cash equivalents	$241,567	$0	$0	$241,567
Restricted cash	—	148,383	—	148,383
Receivables
Asset management services	129,455	—	(1,175)	128,280
Receivable for securities sold	—	57,104	—	57,104
Investment income receivable	—	40,555	—	40,555
Investments
Trading	37,211	2,309,994	—	2,347,205
Available-for-sale	217,517	—	(14,279)	203,238
Property and equipment, net	88,455	—	—	88,455
Intangible assets, net	192,298	—	—	192,298
Other assets	13,191	25,977	(2,158)	37,010

Total assets	$919,694	$2,582,013	$(17,612)	$3,484,095

Liabilities
Borrowings
Secured notes	$0	$1,651,137	$0	$1,651,137
Lines of credit	—	384,500	—	384,500
Mandatorily redeemable preferred stock of subsidiaries	—	109,815	(4,268)	105,547
Equity of limited-life subsidiaries	—	—	268,259	268,259
Accrued compensation	148,278	—	—	148,278
Unrealized depreciation on derivative contracts	—	76,305	—	76,305
Accounts payable and accrued liabilities
Asset management
Affiliate	38,598	—	(707)	37,891
Other	15,615	—	—	15,615
Payable for securities purchased	—	54,354	—	54,354
Interest payable	—	14,372	—	14,372
Other liabilities	18,919	15,069	(3,333)	30,655

Total liabilities	221,410	2,305,552	259,951	2,786,913

Minority interest	922	—	—	922
Stockholders’ equity	697,362	276,461	(277,563)	696,260

Total liabilities, minority interest and stockholders’ equity	$919,694	$2,582,013	$(17,612)	$3,484,095

TABLE 8

BlackRock, Inc.

Consolidating Statement of Cash Flows

Nine months ended September 30, 2003

(Dollar amounts in thousands)

(unaudited)

	Asset Management	Combined SPEs	Total
Cash flows from operating activities
Net income	$114,047	$45	$114,092
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Cumulative effect of accounting change	—	(139)	(139)
Minority interest	(97)	—	(97)
Depreciation and amortization	15,886	—	15,886
Accretion of discount on borrowings	—	7,230	7,230
Accretion of equity issued by limited-life subsidiaries	—	21,894	21,894
Appreciation on derivative contracts	—	(2,519)	(2,519)
Stock-based compensation	5,051	—	5,051
Deferred income taxes	1,811	—	1,811
Tax benefit from stock-based compensation	5,146	—	5,146
Net gain on investments, available-for-sale	(2,150)	—	(2,150)
Changes in operating assets and liabilities:
Increase in restricted cash	—	(92,351)	(92,351)
Increase in receivables	(16,948)	(24,381)	(41,329)
Increase in investments, trading	(21,234)	(158,846)	(180,080)
(Increase) decrease in other assets	(3,992)	(17,132)	(21,124)
Decrease in accrued compensation	(19,374)	—	(19,374)
(Decrease) increase in accounts payable and accrued liabilities	15,702	(9,045)	6,657
(Decrease) increase in other liabilities	(123)	14,052	13,929

Cash provided by (used in) operating activities	93,725	(261,192)	(167,467)

Cash flows from investing activities
Purchase of property and equipment	(9,653)	—	(9,653)
(Purchase) sale of investments, available-for-sale, net	(19,489)	736	(18,753)
Acquisition of businesses, net of cash acquired	(8,918)	—	(8,918)

Cash provided by (used in) investing activities	(38,060)	736	(37,324)

Cash flows from financing activities
Proceeds from issuance of secured notes	—	319,851	319,851
Principal payments of secured notes	—	(2,110)	(2,110)
Advances from lines of credit	—	50,944	50,944
Repayment of advances from lines of credit	—	(134,161)	(134,161)
Proceeds from issuance of mandatorily redeemable preferred stock of subsidiaries	—	29,216	29,216
Principal payments of mandatorily redeemable preferred stock of subsidiaries	—	(3,284)	(3,284)
Issuance of class A common stock	623	—	623
Dividends paid	(12,834)	—	(12,834)
Purchase of treasury stock	(62,773)	—	(62,773)
Reissuance of treasury stock	4,421	—	4,421

Cash provided by (used in) financing activities	(70,563)	260,456	189,893

Effect of exchange rate changes on cash and cash equivalents	1,231	—	1,231

Net decrease in cash and cash equivalents	(13,667)	—	(13,667)

Cash and cash equivalents, beginning of period			255,234

Cash and cash equivalents, end of period			$241,567

TABLE 9

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	September 30,		December 31,
	2003	2002	2002
All Accounts
Fixed income	$201,364	$164,310	$175,586
Liquidity	73,037	63,557	78,512
Equity	12,424	12,506	13,464
Alternative investment products	6,676	5,490	5,279

Total	$293,501	$245,863	$272,841

Separate Accounts
Fixed income	$178,390	$145,839	$156,574
Liquidity	5,707	5,438	5,491
Liquidity-Securities lending	9,996	5,693	6,433
Equity	9,143	8,322	9,736
Alternative investment products	6,676	5,490	5,279

Subtotal	209,912	170,782	183,513

Mutual Funds
Fixed income	22,974	18,471	19,012
Liquidity	57,334	52,426	66,588
Equity	3,281	4,184	3,728

Subtotal	83,589	75,081	89,328

Total	$293,501	$245,863	$272,841

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
All Accounts
Beginning assets under management	$286,309	$249,778	$272,841	$238,584
Net subscriptions (redemptions)	6,468	(5,546)	10,778	2,352
Market appreciation	724	1,631	9,882	4,927

Ending assets under management	$293,501	$245,863	$293,501	$245,863

Separate Accounts
Beginning assets under management	$203,677	$168,176	$183,513	$151,986
Net subscriptions	5,701	357	17,631	12,435
Market appreciation	534	2,249	8,768	6,61

Ending assets under management	209,912	170,782	209,912	170,782

Mutual Funds
Beginning assets under management	82,632	81,602	89,328	86,598
Net subscriptions (redemptions)	767	(5,903)	(6,853)	(10,083)
Market appreciation (depreciation)	190	(618)	1,114	(1,434)

Ending assets under management	83,589	75,081	83,589	75,081

Total	$293,501	$245,863	$293,501	$245,863

TABLE 10

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	2002		2003			Nine months ended
	September 30	December 31	March 31	June 30	September 30	September 30, 2003
Separate Accounts
Fixed Income
Beginning assets under management	$140,738	$145,839	$156,574	$167,778	$174,480	$156,574
Net subscriptions	281	7,455	8,889	1,682	3,700	14,271
Market appreciation	4,820	3,280	2,315	5,020	210	7,545

Ending assets under management	145,839	156,574	167,778	174,480	178,390	178,390

Liquidity
Beginning assets under management	5,516	5,438	5,491	6,040	5,366	5,491
Net subscriptions (redemptions)	(92)	42	541	(677)	328	192
Market appreciation	14	11	8	3	13	24

Ending assets under management	5,438	5,491	6,040	5,366	5,707	5,707

Liquidity-Securities lending
Beginning assets under management	6,435	5,693	6,433	6,344	8,374	6,433
Net subscriptions (redemptions)	(742)	740	(89)	2,030	1,622	3,563

Ending assets under management	5,693	6,433	6,344	8,374	9,996	9,996

Equity
Beginning assets under management	10,119	8,322	9,736	8,995	9,105	9,736
Net subscriptions (redemptions)	598	867	174	(1,526)	(334)	(1,686)
Market appreciation (depreciation)	(2,395)	547	(915)	1,636	372	1,093

Ending assets under management	8,322	9,736	8,995	9,105	9,143	9,143

Alternative investment products
Beginning assets under management	5,368	5,490	5,279	5,398	6,352	5,279
Net subscriptions (redemptions)	312	(217)	6	900	385	1,291
Market appreciation (depreciation)	(190)	6	113	54	(61)	106

Ending assets under management	5,490	5,279	5,398	6,352	6,676	6,676

Total Separate Accounts
Beginning assets under management	168,176	170,782	183,513	194,555	203,677	183,513
Net subscriptions	357	8,887	9,521	2,409	5,701	17,631
Market appreciation	2,249	3,844	1,521	6,713	534	8,768

Ending assets under management	$170,782	$183,513	$194,555	$203,677	$209,912	$209,912

Mutual Funds
Fixed Income
Beginning assets under management	$17,175	$18,471	$19,012	$20,280	$21,480	$19,012
Net subscriptions	950	677	1,104	788	1,426	3,318
Market appreciation (depreciation)	346	(136)	164	412	68	644

Ending assets under management	18,471	19,012	20,280	21,480	22,974	22,974

Liquidity
Beginning assets under management	58,648	52,426	66,588	55,594	57,845	66,588
Net subscriptions (redemptions)	(6,223)	14,160	(10,995)	2,247	(512)	(9,260)
Market appreciation	1	2	1	4	1	6

Ending assets under management	52,426	66,588	55,594	57,845	57,334	57,334

Equity
Beginning assets under management	5,779	4,184	3,728	3,170	3,307	3,728
Net redemptions	(630)	(698)	(418)	(346)	(147)	(911)
Market appreciation (depreciation)	(965)	242	(140)	483	121	464

Ending assets under management	4,184	3,728	3,170	3,307	3,281	3,281

Total Mutual Funds
Beginning assets under management	81,602	75,081	89,328	79,044	82,632	89,328
Net subscriptions (redemptions)	(5,903)	14,139	(10,309)	2,689	767	(6,853)
Market appreciation (depreciation)	(618)	108	25	899	190	1,114

Ending assets under management	$75,081	$89,328	$79,044	$82,632	$83,589	$83,589

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	2002		2003			Nine months ended September 30, 2003
	September 30	December 31	March 31	June 30	September 30
Mutual Funds
BlackRock Funds
Beginning assets under management	$20,264	$18,484	$18,115	$18,013	$18,410	$18,115
Net subscriptions (redemptions)	(976)	(604)	18	(213)	(385)	(580)
Market appreciation (depreciation)	(804)	235	(120)	610	19	509

Ending assets under management	18,484	18,115	18,013	18,410	18,044	18,044

BlackRock Global Series
Beginning assets under management	208	188	211	500	589	211
Net subscriptions (redemptions)	(4)	9	287	44	193	524
Market appreciation (depreciation)	(16)	14	2	45	12	59

Ending assets under management	188	211	500	589	794	794

BPIF
Beginning assets under management	51,127	45,328	59,576	48,489	51,163	59,576
Net subscriptions (redemptions)	(5,799)	14,248	(11,087)	2,674	(85)	(8,498)

Ending assets under management	45,328	59,576	48,489	51,163	51,078	51,078

Closed End
Beginning assets under management	9,393	10,425	10,771	11,294	11,723	10,771
Net subscriptions	830	487	380	185	1,038	1,603
Market appreciation (depreciation)	202	(141)	143	244	159	546

Ending assets under management	10,425	10,771	11,294	11,723	12,920	12,920

Short Term Investment Funds (STIF)
Beginning assets under management	610	656	655	748	747	655
Net subscriptions (redemptions)	46	(1)	93	(1)	6	98

Ending assets under management	656	655	748	747	753	753

Total Mutual Funds
Beginning assets under management	81,602	75,081	89,328	79,044	82,632	89,328
Net subscriptions (redemptions)	(5,903)	14,139	(10,309)	2,689	767	(6,853)
Market appreciation (depreciation)	(618)	108	25	899	190	1,114

Ending assets under management	$75,081	$89,328	$79,044	$82,632	$83,589	$83,589